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                                                                    EXHIBIT 10.8


                             STOCK OPTION AGREEMENT


         This Stock Option Agreement (the "Agreement"), dated as of this 18th day of December, 1997, is made by and between Objective Communications, Inc., a Delaware corporation (the "Company"), and Barington Capital Group, L.P. ("Barington" or the "Holder").

                                    RECITALS

         WHEREAS, the Company has engaged the Holder to provide consulting and related investment banking services to the Company in connection with its evaluation of potential merger and acquisition candidates from time to time during the term of this Agreement;

         WHEREAS, in consideration of the services to be provided to the Company during the term of this Agreement, the Company has agreed to grant to the Holder an option to purchase shares of the common stock of the Company, par value $0.01 per share (the "Common Stock"), on the terms set forth below.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services to be Provided by the Holder. For a period of two (2) years from the date of this Agreement, Barington agrees to provide, from time to time and at the request of the Company, consulting and related investment banking services to the Company in connection with its evaluation of potential merger and acquisition candidates.

         2. Grant of Stock Option. For and in consideration of the services to be provided to the Company, effective as of December 18, 1997 (the "Effective Date"), the Company grants Barington an option (the "Option") to purchase One Hundred Twenty Five Thousand (125,000) shares of Common Stock. Such shares, together with any additional shares of Common Stock issued in respect thereof as a result of any stock split or stock dividend, are referred to below as the "Option Shares."

         3. Exercise Price. The exercise price of the Common Stock covered by the Option shall be $13.813 per share.

         4. Vesting. The Option shall vest in two equal installments over a two-year period on the first and second anniversaries of the Effective Date.

         5.      Manner of Exercise of Option.

         The Option shall be exercisable in whole or in part. The Holder shall exercise the Option by delivering to the Secretary of the Company a written notice signed by the Holder which states the Holder's election to exercise the Option and the number of shares of Common Stock the





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Holder elects to purchase. The Holder's notice shall be accompanied by payment of the exercise price. The Holder may pay the exercise price of the Option
(i) in cash or by good check, (ii) by exchange of Common Stock having an aggregate Fair Market Value (as defined in Section 9) equal to the cash exercise price, or (iii) partly in cash (or by good check) and partly by exchange of Common Stock. As soon as practicable following the payment to the Company of the exercise price, the Company will deliver to the Holder a certificate representing the Option Shares purchased and (unless the Option Shares shall have been registered under the Securities Act of 1933, as amended) bearing a legend to the effect that the shares represented thereby have not been registered under the Securities Act of 1933 or state securities laws and that the sale or other transfer of such shares may be made only in compliance with the requirements of such Act and applicable state securities laws.

         If the Holder desires to acquire Option Shares through a series of exercises of the Option in which the Holder pays the exercise price by exchange of Option Shares acquired from the previous exercise of the Option (referred to below as "pyramiding"), the Holder shall give only one notice of election to exercise the Option which states (i) the Holder's desire to exercise the Option through pyramiding, (ii) the number of Option Shares to be acquired by cash payment upon the initial exercise of the Option and (iii) the total number of Option Shares the Holder desires to hold after the pyramiding is completed.
The Holder shall make a single payment to the Company in cash or by good check of the exercise price for the initial exercise of the Option. The Company shall issue the Holder a single certificate representing the total number of Option Shares the Holder is entitled to receive following the pyramiding.

         6. Term of Option. The Option shall continue in effect until it terminates pursuant to Section 8.

         7. Available Stock and Adjustment Provisions. The Company at all times shall keep reserved as authorized but unissued shares the number of shares of Common Stock required to satisfy the option rights of the Holder under this Agreement.

         Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by the Option and the exercise price per share shall be proportionately adjusted to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or any payment of a stock dividend (but only on the Common Stock).

         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

         The foregoing adjustments shall be made by the Board of Directors of the Company (the "Board"), whose determination in that respect shall be final, binding and conclusive.





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         Except as expressly provided in this Agreement, the Holder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; the dissolution or liquidation of the Company; the merger or consolidation of the Company with or into any other corporation; the sale or other transfer of assets or stock of the Company; or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

         The grant of the Option pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         8.      Termination of Option.

         The Option shall immediately and automatically terminate upon the fifth (5th) anniversary of the Effective Date.

         9.      Valuation of Common Stock.

         The fair market value of each share of Common Stock (the "Fair Market Value") will be equal to the closing sale price of the Common Stock on the date as of which the Fair Market Value is to be determined as reported on the principal national exchange or quotation system on which the Common Stock is then listed or, if the Common Stock is not then listed on any such exchange or quotation system, as determined in good faith by the Board as of the end of each fiscal year of the Company and, in the Board's discretion, at any other time during any fiscal year. In its discretion, the Board may retain an independent appraiser to assist it in the determination of the Fair Market Value of the Common Stock. In the event that Fair Market Value is determined by the Board of Directors of the Company, the Board's determination of the Fair Market Value of the Common Stock shall be final, binding and conclusive.

         10. Transfer Restrictions. Neither this Agreement nor the Option is assignable or transferable by the Holder. Upon any attempt to transfer the Option or any interest therein contrary to the provisions of this Agreement, or to subject the Option or any interest therein to execution, attachment or similar process, the Option shall immediately terminate and become null and void.

         11. Representations and Covenants of Holder. The Holder represents and warrants to the Company that (i) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended;
(ii) that it is sophisticated and experienced in matters of equity investing in general and in financial and business matters related to the business of the Company in particular, capable of evaluating the merits and risks of an investment in the Option and the Option Shares; (iii) that it is acquiring the Option and will acquire the Option Shares for investment for its own account and not with a view to any distribution thereof in violation of Federal or applicable state securities laws. The Holder agrees that the sale or any other disposition of the Option Shares will be made in compliance with Federal and applicable state securities laws.





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         12.     Governing Law.  This Agreement shall be governed by the laws of the State of Delaware without reference to its principles of conflicts of laws.

         13.     Successors and Assigns.

         Subject to Section 10, this Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

         14. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, this decision shall not affect the remainder of this Agreement. It is the intention of the parties that the provision held invalid, void or unenforceable shall be limited by the court to the extent necessary to make it valid and enforceable.

         15.     Notices.

         Any notice or other communication under this Agreement shall be given in writing and shall be deemed to have been given (i) on the delivery date, if delivered personally to the party to whom it is directed, (ii) on the date received, if sent by facsimile or express courier, or (iii) five (5) business days after the mailing date, whether or not actually received, if sent by registered or certified mail, return receipt requested, postage and charges prepaid, addressed as follows:

         If to the Company:   Objective Communications, Inc.
                              50 International Drive
                              Portsmouth, New Hampshire 03801
                              Attn:  Vice President, Finance and Administration

         With a copy to:      Ellen Canan Grady, Esq.
                              Shaw, Pittman, Potts & Trowbridge
                              1501 Farm Credit Drive
                              McLean, Virginia  22102

         If to the Holder:    Barington Capital Group, L.P.
                              888 Seventh Avenue
                              New York, New York  10019
                              Attn:  Mr. Marc Cooper

         Either party may change the address specified above by giving the other party notice of the change in accordance with this Section.

         16.     Entire Agreement.

         This Agreement contains the entire understanding between the parties concerning the subject matter of this Agreement. There are no representations, agreements, arrangements or undertakings, oral or written, between the parties relating to the subject matter of this Agreement which are not fully expressed herein, and all prior agreements, to the extent they pertain to the





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subject matter herein, are canceled and of no further force or effect.  This
Agreement may not be amended or modified except in a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   THE COMPANY:
                                   OBJECTIVE COMMUNICATIONS, INC., a
                                   Delaware corporation



                                   By:
                                           ----------------------------------
                                           Steven A. Rogers, President and Chief
                                           Executive Officer


                                   THE HOLDER:
                                   BARINGTON CAPITAL GROUP, L.P. a
                                   limited partnership



                                   By:
                                           ----------------------------------
                                           Marc Cooper, General Partner





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